Pioneer Power Solutions Inc. 8-K

Exhibit 10.1

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is executed on the 22nd day of January 2019, by PIONEER CRITICAL POWER INC., a Delaware corporation (“Pioneer Critical”), and PIONEER POWER SOLUTIONS, INC., a Delaware corporation, (“Indemnitor”), to and in favor of CLEANSPARK, INC., a Nevada corporation (“Indemnitee’).

RECITALS

A.       This Agreement is being entered into pursuant to and as a condition of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated the date hereof, by and among Indemnitee, CleanSpark Acquisition, Inc. (the "Merger Sub"), and Pioneer Critical, pursuant to which Indemnitee will acquire all of the capital stock of Pioneer Critical (the "Transaction"). As a result of the Merger Agreement, the Merger Sub shall be merged with and into Pioneer Critical, and the resulting entity shall be referred to as the "Surviving Company."

B.       In accordance with the terms of the Merger Agreement and in order to induce Indemnitee to consummate the transactions contemplated thereby, Indemnitor has agreed to assume those liabilities and obligations related to the claims made by Myers Power Products, Inc. in the case titled Myers Power Products, Inc. v. Pioneer Power Solutions, Inc., Pioneer Custom Electrical Products, Corp., et al., Los Angeles County Superior Court Case No. BC606546 (“Myers Power Case”) as they may relate to Pioneer Critical or Indemnitee post-closing of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Indemnitor and Indemnitee hereby agree us follows:

1.       Assumption. Indemnitor hereby assumes, from and after the date hereof, all the liabilities and obligations of the Surviving Company under the Myers Power Case as they may relate to the Surviving Company or to Indemnitee post-closing of the Merger Agreement.

2.       Indemnity. Indemnitor hereby agrees, from the closing of the Merger Agreement, to indemnify, save, defend (at Indemnitor’s sole cost and expense) and hold harmless Indemnitee and the Surviving Company and their respective officers, directors, agents, members and employees, and the heirs, successors and assigns of each of the foregoing (all of such persons or entities being collectively referred to herein as “Indemnified Persons” and each such reference shall refer jointly and severally to each such person), from and against the full amount of any and all “Losses” incurred by any Indemnified Person by reason of claims made by Myers Power Products, Inc. as presented or substantially similar to that presented in the Myers Power Case that are brought against the Surviving Company or Indemnitee post-closing of the Merger Agreement. As used herein, “Losses” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, costs, expenses or disbursements (including, but not limited to, all reasonable attorneys’ fees and all other reasonable professional or consultants’ expenses incurred in investigating, preparing for, serving as a witness in or defending against any action or proceeding actually commenced against any Indemnified Person), whether or not caused by the negligence of any of the Indemnified Persons (however, Losses shall not include any liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, costs, expenses and disbursements which are caused by an Indemnified Person’s gross negligence or willful misconduct).

3.       Payments. Within a reasonable time after any Losses are incurred, the Indemnified Person shall give notice to Indemnitor together with all reasonable documentation supporting the claim for indemnity; provided, however, that failure by an Indemnified Person to give such notice shall not relieve Indemnitor from any liability, duty or obligation hereunder in the absence of material prejudice to Indemnitor, but Indemnitor shall not be obligated to pay for such Losses until Indemnitor receives notice as required above.

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4.       Claims. If an indemnification claim is made hereunder, notice of such claim shall be made to the Indemnitor, accompanied by a copy of any papers theretofore served on the Indemnitor in connection with such claim. Upon receipt of notice of a claim from an Indemnified Person, the Indemnitor may assume the defense and control of such claim but shall allow the Indemnified Person a reasonable opportunity to participate in the defense thereof with its own counsel and at its own expense. The Indemnitor shall select counsel, contractors and consultants of recognized standing and competence; shall take all steps necessary in the defense or settlement thereof; and shall at all times diligently and promptly pursue the resolution thereof. In conducting the defense thereof, the Indemnitor shall at all times act as if all damages relating to such claim were for its own account and shall act in good faith and with reasonable prudence to minimize damages therefrom. The Indemnified Person shall, and shall cause each of its affiliates, directors, officers, employees, and agents to, cooperate reasonably with the Indemnitor in the defense of any claim defended by the Indemnitor.

5.       Invalidity. If any provisions of this Agreement shall be held invalid, illegal or unenforceable, such provisions shall he severable from the rest of this Agreement and the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.       Attorneys’ Fees. In any action to enforce or interpret this Agreement, the prevailing party shall be entitled to receive from the losing party its reasonable attorneys’ fees and costs incurred in connection therewith.

7.       Term of Agreement. The term of this Agreement shall expire in five (5) years from the date of this Agreement.

8.       Notice. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered to Pioneer Critical or Indemnitee in the fashion and at the addresses as specified in Section 6.2 of the Merger Agreement and to Indemnitor at: 400 Kelby Street, 12th Floor Fort Lee, New Jersey 07024 or to such other addresses as any party hereto may specify by notice in writing to the other.

9.       Captions, Gender, and Number. Any section or paragraph, title or caption contained in this Agreement is for convenience only and shall not be deemed a part of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each he deemed to include the others whenever the context so allows.

10.       Indemnified Persons’ Rights. The parties hereto expressly acknowledge that this Agreement is made expressly for the benefit of the Indemnified Persons.

11.       Successors and Assigns. This Agreement is the valid and legally binding obligation of the parties hereto, enforceable against each party in accordance with its terms, and shall inure to the benefit of such parties and their respective successors and assigns.

12.       Failure or Indulgence Not Waiver. No failure or delay on the part of an Indemnified Person in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or privilege preclude any other or further exercise of any such power, right or privilege. All powers, rights and privileges hereunder arc cumulative to, and not exclusive of, any powers, tights or privileges otherwise available.

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13.       Governing Law. This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the State of Nevada without regard to conflicts of law principles of any jurisdiction.  As a result of the fact that Indemnitee is headquartered in Las Vegas, Nevada, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the state or federal courts in and around Las Vegas, Nevada in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

 14.       Entire Agreement. This Agreement is entered into concurrently with the Merger Agreement, and together with the provisions therein on the same subject, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by all parties.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date and year first written above.

INDEMNITEE: CLEANSPARK, INC.

By:	/s/ Zachary Bradford
Name: Zachary Bradford
Title: President

INDEMNITOR: PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan Mazurek
Name: Nathan Mazurek
Title: Chief Executive Officer

PIONEER CRITICAL POWER, INC.

By:	/s/ Nathan Mazurek
Name: Nathan Mazurek
Title: Chief Executive Officer

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